Exhibit 99.2
Report of Independent Registered Public Accounting Firm
on
Financial Statement Schedule
To the Shareholders and Board of Directors
      of Michael Baker Corporation:
Our audit of the consolidated statements of income, shareholders’ investment and cash flows for the year ended December 31, 2004 referred to in our report dated March 15, 2005, except for the restatement described in Note 2 (not presented herein) to the consolidated financial statements appearing under Exhibit 13.1 of the Company’s 2005 Annual Report on Form 10-K, as to which the date is August 15, 2006 (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.
/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 15, 2005, except for the restatement described in Note 2
(not presented herein) to the consolidated financial statements appearing under Exhibit 13.1 of the Company’s 2005 Annual Report on Form 10-K, as to which the date is August 15, 2006